Exhibit 99.1

Cerulean Announces Technology Platform Collaboration

- Collaboration will create nanoparticle-drug conjugates directed at up to five targets

- Cerulean will receive an upfront payment of $5 million and is eligible for milestone payments plus sales royalties for each target

WALTHAM, Mass., October 19, 2016 – Cerulean Pharma Inc. (NASDAQ:CERU), a clinical-stage company developing nanoparticle-drug conjugates (NDCs), today announced that the Company has entered into a strategic collaboration with Novartis to develop NDC product candidates combining Cerulean’s proprietary Dynamic Tumor Targeting™ technology with Novartis’ proprietary compounds directed at up to five targets. Cerulean will create NDC candidates, and Novartis is responsible for further development and commercialization of NDC products resulting from the collaboration.

Under terms of the agreement, Cerulean will receive an upfront payment of $5 million plus funding for five full-time equivalents. Cerulean is also eligible to receive preclinical, clinical, regulatory, and sales milestones for each target. In addition, following regulatory approval of NDC products, Cerulean can earn single-digit to low double-digit tiered royalties on net sales for each NDC product.

“Novartis is widely recognized as one of the world leaders in drug development,” said Christopher D.T. Guiffre, President and Chief Executive Officer of Cerulean. “This collaboration is further validation of our powerful technology platform, and we are excited that Novartis is including NDCs in its drug discovery and development efforts. We are pleased to have the opportunity to contribute to Novartis’ pipeline, and we believe that partnering with them will help accelerate our efforts to provide safer and more effective options to cancer patients.”

About Cerulean Pharma

The Cerulean team is committed to improving treatment for people living with cancer. We apply our Dynamic Tumor Targeting™ Platform to create a portfolio of NDCs designed to selectively attack tumor cells, reduce toxicity by sparing the body’s normal cells, and enable therapeutic combinations. Our first platform-generated NDC clinical candidate, CRLX101, is in multiple clinical trials in combination with other cancer treatments, all of which aim to unlock the power of combination therapy. Our second platform-generated NDC clinical candidate, CRLX301, is in a Phase 1/2a clinical trial. For more information, please visit www.ceruleanrx.com.

Cautionary Note on Forward Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements about the clinical development of our product candidates and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and completion of clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2016, and in other filings that we make with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release.

Contacts:

Nicole P. Jones

Director, Investor Relations and

Corporate Communications

njones@ceruleanrx.com

781-209-6385

David Pitts

Argot Partners

212-600-1902